Exhibit 10.1

AMENDMENT NO. 4 TO LOAN AGREEMENT

This AMENDMENT NO. 4 TO LOAN AGREEMENT (this "Amendment"), dated as of June 28, 2024, is entered into by and among ORION GROUP HOLDINGS, INC., a Delaware corporation ("Orion"), the Subsidiaries of Orion identified on the signature pages hereto as "Borrowers" (together with Orion, each, a "Borrower", and collectively "Borrowers"), the Lenders party hereto and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Administrative Agent") and as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Collateral Agent", and the Administrative Agent together with the Collateral Agent, the "Agents", and each, an "Agent").

WHEREAS, the Borrowers, the several financial institutions from time to time party thereto as Lenders, and the Agents are parties to that certain Loan Agreement dated as of May 15, 2023 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement");

WHEREAS, White Oak ABL, LLC, in its capacity as a Lender, previously assigned its rights and obligations under the Loan Documents to White Oak ABL 2, LLC, White Oak ABL 2, LLC, in its capacity as Lender, previously assigned its rights and obligations under the Loan Documents to White Oak Commercial Finance, LLC, and White Oak Commercial Finance, LLC, in its capacity as a Lender (together with White Oak ABL, LLC and White Oak ABL 3, LLC, the "Original Lenders"), previously assigned its rights and obligations under the Loan Agreement and the other Loan Documents to White Oak ABL 3, LLC (the "New Lender", and such assignments, the "Transfer");

WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Loan Agreement in certain respects, and Agents and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.
2.Amendments to Loan Agreement.  In reliance upon the representations and warranties of each Loan Party set forth in Section 4 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 3 below, the Loan Agreement is hereby amended as follows:
(a)Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

"Minimum Liquidity Threshold" has the meaning set forth in Section 6.13(e).

"Q2/Q3 2024 Accommodation Period" means the period of time from the Third Amendment Effective Date through, and including, September 30, 2024.

(b)Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following defined terms in their entirety as follows:

"Capital Expenditures" means, with respect to any Person, all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of such Person including in connection with a sale leaseback transaction) by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person.  For purposes of this definition, but without duplication: (a) the amount of any Capital Expenditure in connection with the purchase of any of equipment that is purchased simultaneously with the trade-in of existing equipment owned by such Person thereof or with insurance proceeds shall be the result of (i) the gross amount of the purchase price, minus (ii) the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be; (b) Capital Expenditures shall be offset (but not to an amount less than zero) by (1) the amount of sale proceeds (excluding gains) from the East and West Jones Sale (to the extent consummated during the applicable TFQ Test Period and prior to September 30, 2024 and up to an amount not to exceed $10,000,000 of the Net Cash Proceeds of such sale); provided, that proceeds from the East and West Jones Sale shall only offset Capital Expenditures for the purpose of determining compliance with the financial covenant set forth in Section 6.13(a), and (2) any other Disposition of fixed or capital assets or additions to equipment (other than any such proceeds of the Specified Sale Leaseback Transactions or any other Specified Asset Disposition) that are not otherwise treated as a credit pursuant to the foregoing clause (a) or attributable to an exclusion from Capital Expenditures pursuant to the following clause (c), and (c) the following shall not constitute "Capital Expenditures": (i) an acquisition to the extent made with the proceeds of a Disposition in accordance with Section 7.05(c), (ii) expenditures to the extent that they are made to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party or a Subsidiary thereof, (iii) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any Subsidiary thereof) and for which no Loan Party or any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period), (iv) [reserved], and (v) expenditures financed with the proceeds of capital contributions to, or issuances of qualified Equity Interests by, Orion that are received by Orion substantially contemporaneously with the making of such expenditure.

"Cash Dominion Event" means the occurrence of either of the following: (a) the occurrence and continuance of an Event of Default or (b)(i) during the Q2/Q3 Accommodation Period, Liquidity falls below the applicable Minimum Liquidity Threshold at any time, or (ii) at all other times, Liquidity falls below (x) the applicable Minimum Liquidity Threshold, at any time, (y) $20,000,000, as of the second consecutive date of delivery of a Borrowing Base Certificate reflecting Liquidity of less than $20,000,000, or (z) $20,000,000, at any time, and Borrowers, in their sole and absolute discretion in the case of this clause (z), direct Administrative Agent that a Cash Dominion Event has occurred and a Cash Dominion Period has commenced.

"Cash Dominion Period" means the period commencing after the occurrence of a Cash Dominion Event and continuing until the date when (i) no Event of Default shall exist and be continuing, and (ii) Liquidity is greater than $20,000,000 for 30 consecutive days (or the sum of the Minimum Liquidity Threshold plus $5,000,000 for 30 consecutive days during the Q2/Q3 Accommodation Period).

"Eligible Surety Bond Accounts" means Accounts that would constitute Eligible Accounts but for the fact that they are subject to priority subrogation rights in favor of surety bond providers (and such rights have not been exercised by a surety bond provider and no surety bond provider has undertaken performance, and there is no project default, with respect to any project associated with any such Account); provided, that if the amount of collections with respect to all Accounts created by the Borrowers for the previous twenty-eight day period divided by four (4) does not exceed, solely with respect to determinations of the Revolver Borrowing Base made between the Third Amendment Effective Date and July 26, 2024), $8,000,000, and at all other times, $10,000,000, then no Accounts shall constitute Eligible Surety Bond Accounts.

"Specified Asset Dispositions" means, collectively, one or more sales or other dispositions of Equipment constituting "yellow iron" Equipment or Fleet Equipment (but specifically excluding any dredge) or Real Property of Borrowers (including in each case pursuant to a sale leaseback transaction), from and after the Closing Date and on or prior to October 31, 2024.

"Specified Post-Closing Liquidity Transactions" means, without duplication, the Net Cash Proceeds received by Borrowers resulting from Specified Asset Dispositions entered into on the Closing Date in an amount equal to $1,993,543.80 and any Specified Asset Disposition entered into after the Closing Date and on or prior to October 31, 2024, the issuance of any Equity Interest of Orion other than Disqualified Equity Interests after the Closing Date and on or prior to October 31, 2024, or from the settlement of the claims previously disclosed to Administrative Agent and referred to as the Cumby claim and/or the Titus Claim, after the Closing Date and on or prior to the six month anniversary thereof.

(c)Section 1.01 of the Loan Agreement is hereby amended to delete the defined term "Q2 2024 Accommodation Period".
(d)Section 2.03(c)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(vii) Specified Prepayment. On each of the dates set forth below the Borrowers shall make mandatory prepayments of the Term Loans (each individually and collectively, the "Specified Prepayment") designated by Borrowers to be in respect of the prepayment required by this Section 2.03(c)(vii) (and not in respect of any other mandatory prepayment required by this Section 2.03(c)) in the amount set forth opposite such date (none of which shall be subject to the payment of the Make-Whole Amount):

Date	Amount
July 26, 2024	$2,000,000
August 30, 2024	$4,000,000
September 30, 2024	$4,000,000
October 31, 2024	$5,000,000

; provided, that (x) if the East and West Jones Sale is consummated prior to September 30, 2024, then the portion of the Specified Prepayment set forth in the table above that is not yet due at the time of such sale shall not be required to be paid and instead, on the date that is three (3) Business Days (and in any event, promptly) after receipt of Net Proceeds in respect of the East and West Jones Sale, Borrowers shall make a mandatory prepayment of the Term Loans in an amount equal to $15,000,000 minus the amount of the Specified Prepayment already made as of such date, which final mandatory prepayment shall be a portion of the Specified Prepayment.

(e)Section 4.02(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e) Liquidity Triggers. Liquidity falls below $20,000,000 (or, during the Q2/Q3 Accommodation Period, the sum of (x) the Minimum Liquidity Threshold plus (y) $5,000,000) at any time, and Borrowers shall not have directed Administrative Agent to commence a Cash Dominion Period (unless such condition precedent is waived by Administrative Agent in its sole discretion).

(f)Section 6.01(g) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(g) Borrowing Base Report.  Together with each Borrowing Request solely to the extent required pursuant to Section 4.02(e) (but in no event less often than weekly, during the Initial Increased Reporting Period and any subsequent Increased Reporting Period, and on each second week, during any other time), a fully completed and executed Borrowing Base Report as of the last Business Day of the previous week and on or before the 3rd day of each week (during an Increased Reporting Period) or each second week (during any other time), in each case detailing the Eligible Accounts, Eligible Retainage Accounts, Eligible Unbilled Retainage Accounts, Eligible Equipment and Eligible Fleet Equipment, containing a calculation of Revolver Availability Reserves, Term Loan Reserves, and Revolver Availability and reflecting all sales, collections, debit and credit adjustments, and a detailed calculation of those Accounts that are not Eligible Accounts, those Retainage Accounts that are not Eligible Retainage Accounts or Eligible Unbilled Retainage Accounts, a calculation of Accounts owing directly from Governmental Account Debtors and indirectly from Account Debtors who are not Governmental Account Debtors but that relate to projects for whom the end customer is a Governmental Account Debtor, Liquidity as of the date of such Borrowing Base Report, and a calculation of average collections with respect to all Accounts created by Borrowers for the trailing twenty-eight day period, all which calculations shall be prepared under the supervision of the chief financial officer of each Borrower and certified by such officer.

(g)Section 6.01 of the Loan Agreement is hereby amended to relabel the current clause (r) as clause (s) and to add a new clause (r) immediately following clause (q) as follows:

(r) Weekly, on Friday, a report calculating Liquidity for each day of such week;

(h)Section 6.13(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(e)     Minimum Liquidity. The Loan Parties and their Subsidiaries shall cause Liquidity to not fall below the applicable required amount set forth in the table below (such amounts, the "Minimum Liquidity Threshold") neither (i) for more than three (3) consecutive Business Days nor (i) as of the close of business on Friday of each week:

Period	Amount
From the Third Amendment Effective Date through July 26, 2024

$8,000,000; provided that Liquidity may be less than $8,000,000 but no less than $5,000,000 on the close of business of one Friday during such period and during the week (ending Sunday) that includes such Friday

From July 27, 2024 through September 30, 2024	$10,000,000
From October 1, 2024 through the Maturity Date	$15,000.000

(i)Section 1 of Schedule 6.19 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1. On or prior to each of the following dates, Borrowers shall have provided evidence to each Agent, in form and substance reasonably satisfactory to each Agent, that Borrowers have received cash proceeds from Specified Post-Closing Liquidity Transactions in the following aggregate amounts by the following dates: (a) $7,500,000 by the thirtieth (30th) day after the Closing Date, (b) $15,000,000 by the one-hundred and twentieth (120th) day after the Closing Date, and (c) $45,000,000 by September 30, 2024; provided, that, for the avoidance of doubt, the Specified Prepayment requirement of the Credit Agreement shall be separate and distinct from the requirements of this item 1 set forth on this Schedule 6.19.

3.Conditions to Effectiveness.  This Amendment shall become effective on upon the satisfaction of the following conditions precedent, each in form and substance acceptable to Administrative Agent:
(a)Administrative Agent's receipt of a copy of this Amendment executed by each Borrowers, the Lenders and each Agent;
(b)the representations and warranties contained herein shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(c)The Agents and Lenders and their counsel shall have received the Amendment Fee required to be paid on the date of this Amendment pursuant to this Amendment (it being understood that this condition shall be deemed to have been satisfied if Administrative Agent charges the Loan Account for such Amendment Fee pursuant to Section 2.01(b)(v) of the Loan Agreement).
4.Representations and Warranties.  In order to induce each Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to each Agent and the Lenders that:
(a)all representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and
(c)this Amendment constitutes legal, valid and binding obligation of such Borrower, and is enforceable against such Borrower, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application affecting enforcements of creditors' rights or general principles of equity.
5.Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or any Agent under the Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which shall remain unchanged and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances.
6.Reaffirmation and Confirmation.  Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. Each Loan Party hereby ratifies and approves the Transfer.
7.Release.
(a)In consideration of the agreements of Agents and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agents, the Original Lenders and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Agent, each Lender, each Original Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Amendment.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
8.Miscellaneous.
(a)Amendment Fee.  In consideration of the agreements of Agents and the Lenders set forth herein, the Borrowers agree to pay to Administrative Agent an amendment fee (the "Amendment Fee") of $50,000.  The Administrative Agent may share any portion of such Amendment Fee with the Lenders in its sole discretion. The Amendment Fee will be non-refundable, fully earned and due and payable on the date hereof.
(b)Expenses.  Each Borrower agrees to pay on demand all reasonable out-of-pocket expenses incurred by Agents in connection with the preparation, negotiation, execution and delivery of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided in this Section 8(b) shall survive any termination of the Loan Agreement.
(c)Choice of Law and Venue; Jury Trial Waiver; Judicial Reference Section.  Without limiting the applicability of any other provision of the Loan Agreement or any other Loan Document, the terms and provisions set forth in Section 10.16 (Governing Law; Jurisdiction; Etc.) and Section 10.17 (Waiver of Right to Jury Trial) of the Loan Agreement are expressly incorporated herein by reference.
(d)Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart hereto by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
(e)Loan Document.  Each Borrower hereby acknowledges and agrees that this Amendment is a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

, a Delaware corporation Name: _______________________________________Title: ________________________________________
"BORROWERS": ORION GROUP HOLDINGS INC., a Delaware corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION MARINE CONSTRUCTION INC., a Florida corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION INDUSTRIAL CONSTRUCTION, LLC, a Louisiana limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
SSL SOUTH, LLC, a Florida limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
ORION GOVERNMENT SERVICES, LLC, a Washington limited liability company By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO
INDUSTRIAL CHANNEL AND DOCK COMPANY, a Texas corporation By: /s/ Gordon Scott Thanisch Name: Gordon Scott Thanisch Title: CFO

COMMERCIAL CHANNEL AND DOCK COMPANY, a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

T.LAQUAY DREDGING, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

KING FISHER MARINE SERVICE, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CORPORATE SERVICES, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ARTEMIS BUSINESS SOLUTIONS, LLC, a Louisiana limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION ADMINISTRATIVE SERVICES, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

EAST & WEST JONES PLACEMENT AREAS, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

PREFERRED TOOL SERVICES, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION MARINE GROUP, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION MARINE CONTRACTORS, INC., a Delaware corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

SCHNEIDER E&C COMPANY, INC., a Florida corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CONCRETE CONSTRUCTION, LLC, a Delaware limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

TAS CONCRETE CONSTRUCTION LLC, a Delaware limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

TONY BAGLIORE CONCRETE, INC., a Texas corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

T.A.S. COMMERCIAL CONCRETE SOLUTIONS, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

T.A.S. PROCO, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

MISENER MARINE CONSTRUCTION, INC., a Georgia corporation

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION CONSTRUCTION, LLC, a Texas limited liability company

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

ORION MARINE CONSTRUCTION BAHAMAS, LLC

By: /s/ Gordon Scott Thanisch
Name: Gordon Scott Thanisch
Title: CFO

AGENTS:
WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent By: /s/ David Montiel Name: David Montiel Ramirez Title: Managing Director

LENDERS:
WHITE OAK ABL 3, LLC, By: /s/ David Montiel Name: David Montiel Ramirez Title: Managing Director